Exhibit 3 (ii)

Bylaws of the Registrant

BY-LAWS OF The Strip Development, Inc.

These By Laws are effective as of December 9th, 2013

The Strip Development, Inc. By Laws

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ARTICLE I     PURPOSE OF ORGANIZATION

Section 1. Purpose

The purpose for which this Corporation is formed and the powers which it may exercise are set forth in the Articles of Incorporation of “The Strip,” and in addition thereto such purposes and powers may be exercised as are conferred on Corporations by virtue of the “General Corporate Law of the State of Utah”

Section 2. Resident Agent

The Corporation shall at all times maintain a resident agent in the state of Utah; such agent may or may not be an officer or employee of the company.

ARTICLE II     DIRECTORS AND OFFICERS

Section 1. Number.

The business of the Corporation shall be controlled by a board of directors consisting of not less than (1) nor more than (5) members. The number of directors may be increased at the discretion of the stockholders, which shall be determined by their majority vote at and during any annual or special meeting for the purpose of nominating and electing Directors.

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Section 2. Election.

a. The directors shall be elected annually by ballot or acclamation at the annual meeting of the stockholders of the Corporation and shall hold office until their successors shall have been elected and qualified and have entered upon the discharge of their duties.

b. Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors shall be elected by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

c. Each director shall hold office until the annual meeting of the shareholders next succeeding his election is elected and qualified or until his death, resignation or removal.

Section 3. Election of Officers.

a. The board of directors shall meet directly after the annual meeting of the shareholders, or no later than within ten days after the first election and within ten days after each annual election and shall elect by ballot or acclamation the officers of the corporation, each of whom shall hold office until the election and qualification of his successor unless earlier removed by death, resignation, or for cause. The officers must be shareholders, or control persons, as defined by rules and regulations relating to control persons in accordance with the United States Security and Exchange Commission.

b. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer, other than the Chairman of the Board of Directors, may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, unless state law -- present or future requires otherwise.

c. The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders or within 10 days thereof whichever is more convenient for the board.

d. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer and the acceptance of such resignation shall not be necessary to make it effective.

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Section 4. Vacancies.

Whenever a vacancy occurs in the board of directors other than from the expiration of a term of office, the remaining directors by majority vote shall appoint a director to fill the vacancy until the next regular meeting of the shareholders.

Section 5. Board Meetings.

a. In addition to the first meeting mentioned above, regular meetings of the board of directors shall be held quarterly, or at such times and places as the board may determine.

b. At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman or he shall be absent, then the President shall preside, and in his absence a Chairman chosen by the Directors shall preside.

Section 6. Special Meetings.

A special meeting of the board of directors shall be held whenever called by the President or by a majority of the directors, any and all business may be transacted at a special meeting. Each call for a special meeting shall be in writing, signed by the person or persons making the same, addressed and delivered to the secretary, and shall state the time and place of such meeting.

Section 7. Notice of Board Meetings.

Notice of the regular or special meetings of the directors shall be mailed to each director at least five (5) days prior to the time of such meeting. Special meetings may be called without prior notice provided a majority of the directors are present at such meeting and that each director present signs a written waiver of notice.

Section 8. Attendance by Other Means than Personal Appearance.

Attendance of the Directors at the quarterly, annual or special meeting may be had by telephone, or other approved methods of direct real time communication.

Section 9. Quorum.

a. At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws.

b. A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice until a quorum shall be present.

ARTICLE III     DUTIES OF DIRECTORS

Section 1. Management of Business.

a. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

b. The board of directors shall have general supervision and control of the business and affairs of the Corporation and shall make all rules and regulations not inconsistent with law or with these by-laws for the management of the business and the guidance of the officers, employees, and agents of the Corporation. They shall have installed an accounting system, which shall be adequate to the requirements of the business, and it shall be their duty to require proper records to be kept of all business transactions.

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c. Any director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

d. No stated salary shall be paid to directors, as such, for their services but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 2. Employment of Manager.

a. The board of directors shall have power to employ or to authorize the employment of all officers and such other employees of the company as may be deemed necessary, and to fix their compensation. A director may serve as an officer or other employee of the company.

b. The board of directors shall have discretion to employ a manager who shall be employed under the direction of the board of directors; the manager shall have general charge of the ordinary and usual business operations of the Corporation, including the purchasing, marketing, and handling of all products and supplies handled by the Corporation. He shall, so far as practicable, endeavor to conduct the business in such a manner that the shareholders will receive just and fair treatment. The manager shall deposit all money belonging to the Corporation in a bank selected by the board of directors and in the name of the Corporation. He shall make all disbursements there from for the ordinary and necessary expenses of the business by check in the manner and form authorized by the board. Upon the appointment of his successor, the manager shall deliver to him all money and property belonging to the Corporation which he has in his possession or over which he has control.

c. The manager shall be required to maintain his records and accounts in such a manner that the true and correct condition of the business may be ascertained there from at any time. He shall render annual and periodical statements in the form and in the manner prescribed by the board of directors. He shall carefully preserve all books, documents, correspondence, and records of whatever kind pertaining to the business which may come into his possession.

d. Subject to the approval of the board of directors, the manager shall have control over and may employ and dismiss all agents and employees of the Corporations not specifically employed by the board of directors.

Section 3. Bonds and Insurance.

If in the discretion of the board of directors, they shall require the officers and or all other agents, and/or employees charged by the Corporation with responsibility for the custody of any of its funds or property to give adequate bonds. Such bonds shall be furnished by a responsible bonding company and approved by the board of directors, and the cost thereof shall be paid by the Corporation. The board of directors shall provide for the adequate insurance of the property of the Corporation, including property of all kinds, regardless of ownership, which may be in the possession, or control of the Corporation, or stored by it, an in addition shall provide for adequate employer’s liability insurance for all employees.

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Section 4. Audits.

During the month of January of each year, the board of directors shall secure the services of a competent and disinterested public auditor or accountant, who shall make a careful audit of the books and accounts of the Corporation and render a report in writing thereon, which report shall be submitted to the shareholders of the Corporation at their annual meeting. This report shall include at least: (1) a balance sheet showing the true assets and liabilities of the Corporation, (2) an operating statement for the fiscal period under review which shall show the cost of, and income from, sales and the gross income or loss from each or any of the commodities handled during the period; (3) and itemized statement of all expenses for the period under review. This statement shall reflect and include the income and, expenses and profits or losses from each and any sub corporation or other companies owned or controlled by the corporation.

Section 5. Marketing Agreements.

The board of directors shall have the power to carry out the marketing and marketing agreements of the corporate business in every way advantageous to the Corporation, which shall include a right to delegate this responsibility to an officer of the corporation.

Section 6. Depository.

The board of directors shall have the power to select one or more banks to act as depository of the funds of the Corporation and to determine the manner of receiving, depositing, and disbursing the funds of the Corporation and to determine the manner of receiving, depositing, and disbursing the funds of the Corporation in the form of checks. The President and Treasurer of the corporation will sign each check.

ARTICLE IV     DUTIES OF OFFICERS

Section 1. Duties of President.

The President shall (1) preside over all meetings of the Corporation and of the board of directors; (2) call special meetings of the Corporation and of the board of directors; (3) perform all acts and duties usually performed by a presiding officer, and (4) sign all certificates of stock issued to shareholders and such other papers of the Corporation as he may be authorized or directed to sign by the board of directors, provided the board of directors may authorize any person to sign any or all checks, contracts, and other instruments in writing on behalf of the Corporation. The President shall perform such duties as may be prescribed by the board of directors.

Section 2. Duties of Vice-President

In the absence or disability of the President, the Vice-President in designation of order (i.e.) first Vice President, second Vice President etc. shall perform the duties of the President, provided, however, that in case of death, resignation, or disability of the President, the board of directors may declare the office vacant and elect his successor.

Section 3. Duties of the Secretary.

The secretary shall keep a complete record of all meetings of the Corporations and of the board of directors and shall have general charge and supervision of the books and records of the Corporation. He or she shall sign all stock certificates issued to shareholders with the President and such other papers pertaining to the Corporation as he or she may be authorized or directed to do by the board of directors. He or she shall serve all notices required by law and by these by-laws and shall make a full

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report of all matters and business that pertain to his or her office to the shareholders at the annual meeting. He or she shall keep the corporate seal if any, and the stock ledger (certificate) book; complete and countersign all certificates issues and affix said corporate seal if any, to all papers requiring seal. He or she shall keep a record showing the name of each shareholder of the Corporation, the number of stock certificates, the number of shares owned, and the date of issuance. He or she shall act as secretary of the executive committee. He or she shall make all reports required by law and shall perform such other duties as may be required of him or her by the Corporation or board of directors. Upon the election of his or her successor, the secretary shall turn over to him or her all books, records, and other property belonging to the Corporation.

Section 4. Duties of the Treasurer.

The treasurer shall perform such duties with respect to the finances of the Corporation as may be prescribed by the board of directors.

Section 5. Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with another designated authorized officer certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the CEO or the Board of Directors.

Section 6. Salaries.

The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason that he is in addition to such office also a director of the Corporation.

SECTION V     EXECUTIVE COMMITTEE

Section 1. Powers and Duties.

The board of directors may in their discretion and from time to time, appoint an executive committee and, determine their tenure of office, their power and duties, and fix their compensation not to exceed expenses of travel and lodging ($25,000.) and per diem ($100.00). The executive committee shall have such powers and duties as may, from time to time, be prescribed by the board of directors and these duties and powers may be all of the duties and powers of the said board of directors, subject to the general direction, approval, and control of the board of directors. Copies of the minutes of the meetings of the executive committee and any reports thereof shall be mailed to all directors within seven (7) days following such meeting.

ARTICLE VI     SHAREHOLDERS

Section 1. How Shares May Be Held.

Shares of this corporation need not be held in an individual name or account and may therefore be held by any person, firm, partnership, limited partnership, Limited Liability Company, Trust Corporation or other legal entity which is recognized for tax purposes by the Internal Revenue Service.

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Section 2. Certificate of Stock:

a. This Corporation shall issue a certificate of stock to each Shareholder, representing the number of shares of the Corporation owned by such person or firm.

b. The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors and shall be numbered and registered in the order issue. They shall bear the holder’s name and the number of shares and shall be signed by (1) the Chairman of the Board or the President or a Vice President and (2) the Secretary or any Assistant Secretary and may bear the corporate seal.

c. No certificate representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

d. The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions in proportion to the fractional holdings; or it may authorize the payment in cash of the fair market value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 3. Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct and with such surety or sureties as may be satisfactory to the Board to indemnify the corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 4. Transfers of Shares:

a. Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

b. The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

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Section 5. Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty (50) days, nor less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held; the record dated for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 6. Certificate Legend.

The board of directors shall cause to be issued to the shareholders of this Corporation a certificate or certificates representing the number of shares regarding the corporation owned by such shareholder. The stock certificate shall be in such form as may be prescribed by the board of directors, but there shall be a recital (legend) printed on the back of each certificate substantially as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and cannot be offered or sold except pursuant to an effective registration statement or exemption there from and which, in the opinion of counsel for the holder, which counsel and opinion thereof are reasonably satisfactory to counsel for the corporation, is available.

Section 7. Voting.

Class “A” Common Shares”

a. Each shareholder shall be entitled to one (1) vote per each share held by them as of December 31st of the preceding calendar year.

Class “B” Preferred Shares

b. Each shareholder shall be entitled to Ten (10) votes per each share held by them as of December 31st of the preceding calendar year.

c. Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

d. Except as otherwise provided by statute or by the Articles of Incorporation at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote thereat shall be entitled to one vote for each share registered in his name on the books of the Corporation.

e. Each shareholder entitled to vote or to express consent or dissent without a meeting may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the persons executing it shall have been specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

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With respect to a vote by the directors:

f. At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

g. Except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 8. Change of Address.

A shareholder who changes his or her place of residence shall promptly notify the Corporation of the new address.

Section 9. Proxies.

The board of directors may in its discretion allow voting on issues to be determined at the annual meeting of the shareholders by proxy. There shall be no voting by mail.

Section 10. Transfer of Shares.

a. Upon the transfer of stock certificate, the same shall be recorded on the books of the Corporation, the old certificate surrendered, and a new Certificate issued to the transferee

b. Shares of the corporation shall be freely transferable,

Section 11. Lien for Debts.

The Corporation shall have a first lien on all shares of any shareholder for any debt owing by such shareholder to the Corporation.

Section 12. Transfer Agent.

The secretary of the Corporation shall act as transfer agent for all or any shares of the Company stock which may or shall be issued, transferred, rescinded, revoked, or reissued, unless otherwise specified by the Board of Directors.

ARTICLE VII     DIVIDENDS

Section 1, How Determined and Paid

Subject to applicable law, dividends may be declared and paid out of any funds available therefore as often, in such amounts, and at such time or times as the Board of Directors may determine.

Section 2. Manner of Payment.

The Board of directors may declare and pay dividends or make other distributions in cash or its property, including without limitation the shares of other corporations or its outstanding shares, except as follows:

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a. when the Corporation is insolvent or would thereby be made insolvent by the distribution or payment of any dividend, or when the declaration, payment or distribution would be contrary to any restriction contained in the Articles of Organization, the Shareholders Agreement, these By Laws, or the laws of the State of Utah.

Section 3. Receipt of Unauthorized Dividends.

A shareholder who accepts or receives a dividend or other distribution, with or without knowledge of the fact it is not authorized, or if such dividend is received at such time as to render the corporation insolvent, such shareholder is liable to the Corporation or its creditors in the amount so accepted or received.

ARTICLE VIII     MEETINGS

Section 1. Fiscal Year.

The fiscal year of this Corporation shall commence on the first day of January and end on the last day of December.

Section 2. Annual Meeting.

a. The annual meeting of the Shareholders of this Corporation shall be held in Vernal, California, or such other place or places as may be prescribed by the board of directors in their sole discretion, such meeting shall be held on (the first day of March following the close of the business year of the corporation)

b. A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders at the place of such annual meeting of shareholders.

c. The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

d. Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited and in the manner set forth in paragraph (b) of Section 4 of the Article III with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 3. Special Meetings.

a. Special meetings of the shareholders of the Corporation may be called at any time by order of the board of directors, or by the President, and shall be called at any time upon written request of at least two shareholders owning common stock, and entitled to vote thereon, which stock shall consist of an aggregate value of at least 10% of the issued and outstanding shares, or as otherwise required under the provisions of the laws of the state of incorporation..

b. Notices of special meetings shall be mailed, e-mailed, or faxed directly to each director, addressed to him at his residence or usual place of business, at least two (5) days before the day on which the meeting is to be held or shall be sent him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally not later than the day before the day on which the

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meeting is to be held. A notice or waiver of notice, except as required by these by-laws, the shareholders agreement or the laws of the State of Utah need not specify the purpose of the meeting.

c. Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him.

Section 4. Notice of Meetings.

Written or printed notice of meetings for every regular and special meeting of members may be prepared and mailed to the last known post office address of each shareholder not less than 10 days before such meeting. Such notice, at the discretion of the board of directors, and as necessity may require, may be given by publishing the same in addition to mailing notice, at least ten (10) days prior to the date of the meeting in the newspaper(s) of general circulation published at the principal place of business of the Corporation. No business shall be transacted at special meetings other than contained in the call.

Section 5. Quorum.

a. Except as otherwise provided herein or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the “Articles of Incorporation”), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum after a quorum has been established at such meeting.

b. Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6. Order of Business.

(1) Roll Call

(2) Proof of due notice of meeting

(3) Reading and disposal of minutes

(4) Annual reports of officers and committees

(5) Election of directors

(6) Unfinished business

(7) New business

(8) Adjournment

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ARTICLE IX     MISCELLANEOUS PROVISIONS

Section 1. Borrowing Money.

The Corporation shall have the power to borrow money for any corporate purpose on open account, or upon any of the assets of the Corporation, in such terms and conditions as may from time to time seem to the board of directors advisable or necessary.

Section 2. Stock in other Corporations.

a. This Corporation may by a majority vote of the board of directors, purchase stock in, become a member of, form, or otherwise associate or federate with other similar Corporations In such manner and on such basis as is deemed by the directors to be fair and equitable and to the benefit of the Corporation and the corporate business.

b. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of Directors may authorize.

Section 3. Contracts

a. No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

b. Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 4. Seal.

The corporation may but is not required to develop a seal however should the board of directors determine that a corporate seal is desirable for the purpose of conducting the corporate business they shall determine the design of the same. Consistent with the following, the seal shall be circular in shape and bear these words and figures: “The Strip Development, Inc. incorporated December 9th, 2013”

Section 5. By Laws May Be Signed In Counterparts

These By Laws may be signed in one or more counterparts the whole of which shall make up one document.

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ARTICLE X     AMENDMENTS

Section 1. Amendments:

These by-laws may be altered or amended as follows:

a. By Shareholders: All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made by a majority vote of the shareholders at the time entitled to vote in the election of Directors.

b. By Directors: The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article above-provided may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors or to change any provisions of the By-Laws with respect to the removal of Directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any By-Laws regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors, the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE XI     OFFICES

Section 1. Location:

The office of the Corporation shall be located in the city and state designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

The Undersigned certify the foregoing By-Laws have been adopted as the first By-Laws of the Corporation in accordance with the requirements of the Utah Business Corporation Act.

DATED: This 9th day of December, 2013

/s/ Adrian Morrisette	/s/ Alexandra Green	/s/ Alexandra Green
Adrian Morrisette	Alexandra Green	Alexandra Green
President	Secretary	Treasurer

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